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                                COMPU-EASE, INC.
                             A Michigan Corporation


                                     BY-LAWS



ARTICLE I. MEETINGS OF SHAREHOLDERS


1. Shareholders meetings shall be held at the principal place of business of the corporation in Michigan.

2. The annual meeting of the shareholders shall be held at 9951 Burgess Court, Union Lake, Michigan, on the 20th of March of each year, beginning with the year 1984.

3. At the annual meeting of the shareholders a board of not more than five directors, as the shareholders may determine, shall be selected on one ballot, with each shareholder entitled to vote as many shares as he owns times the total number of directors to be elected, divided in any manner he wishes among the various candidates.

4. Notice of the time and place of the annual meeting shall be sent to each shareholder of record by first class mail at his address as recorded on the stock books of the corporation. The notice shall be mailed at least 15 days prior to the scheduled meeting.

5. A quorum of shareholders at any meeting shall consist of the owners of a majority of the shares outstanding. If a quorum is present, the shareholders may adjourn from day to day as they see fit; and no notice of such adjournment need be given. If a quorum is not present, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them; and notice of such adjournment shall be mailed to each shareholder at least 15 days before such adjourned meeting.

6. Special meetings of the shareholders shall be held at the same place as the annual meetings. Special meetings may be called at any time by the president, any
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         two directors, or the holders of one-tenth of the outstanding shares of capital stock. The secretary shall mail a notice of such call to each shareholder of the corporation at least 15 days before such meeting;
         and such notice shall state the time, place, and purpose of the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to the shareholders, unless by the unanimous consent of all shareholders, either in person or by proxy.

7. Each shareholder, whether represented in person or by proxy, shall be entitled to one vote for each share of stock standing in his name on the books of the company.

8.       All proxies shall be in writing and shall be properly signed.

9. The following order of business shall be observed at all annual meetings and special meetings of shareholders:

            a.  calling the roll;
            b. reading, correcting, and approving the minutes of the previous meeting;
            c.  reports of officers;
            d.  reports of committees;
            e.  election of directors;
            f.  unfinished business; and
            g.  new business.



ARTICLE II. STOCK


1. Certificates of stock shall be in a form adopted by the shareholders and shall be signed by the president or vice president and the secretary or treasurer.

2. All certificates shall be numbered consecutively. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered upon the company's books.

3. All certificates of stock transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the purchaser or assignee.
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4.       Shares of stock shall be transferred only on the books of the corporation by the holder thereof.


ARTICLE III. DIRECTORS


1.       The directors shall manage the affairs of the corporation.

2. A vacancy on the Board of Directors by reason of death, resignation, or other causes may be filled by one of the remaining directors, or the board may leave the position unfilled, in which case it may be filled by the shareholders at the next annual meeting. During periods when there are unfilled vacancies on the Board of Directors, actions taken by a majority of a quorum of the reduced number shall constitute actions of the board.

3. The Board of Directors shall meet at least annually, at times and places to be fixed by the board. Special meetings may be called by the president or by any two directors giving one day's notice to each director.

4. The directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes of the State of Michigan, the articles of incorporation and the corporate by-laws.

5. Directors shall act on all matters by a majority of a quorum; a quorum shall consist of a majority of the filled directorships.

6. The directors may be compensated for serving as such. Any director may serve in other capacities with the corporation and receive compensation for such service, but no director shall participate in setting the level of his compensation.

7. Any action which might be taken at a meeting of the board may be taken without a meeting if before or after the said action all members of the board consent
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         thereto in writing. The written consents shall filed with the Minutes of the proceedings of the board. The consent has the same effect as a vote of the board for all purposes.

8. The number of directors shall be not more than nine; but the number may be changed from time to time by the amendment of these By-laws. The first Board of Directors shall hold office until the first annual meeting of the shareholders. At the first meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the succeeding annual meeting. A director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his resignation or removal.


ARTICLE IV. OFFICERS


1. The officers of the corporation shall consist of a president, a vice president, a secretary, and a treasurer, and such other officers as shall from time to time be chosen and appointed by the Board of Directors, and any two offices may be combined and held by one individual.

2. The president shall preside at all meetings of the directors and shareholders and shall have general charge of and control over the affairs of the corporation subject to the Board of Directors.

3. The vice-president shall perform such duties as may be assigned to him by the president or the Board of Directors. In case of the death, disability or absence of the president, he shall perform and be vested with all the duties and powers of the president.

4. The secretary shall countersign all company stock certificates unless he also holds the office of president. He shall keep a record of the minutes of the proceedings of the shareholders and directors and shall give notice as required in these By-Laws of all such meetings. He shall have custody of all books, records, and papers of the company, except such as shall be in the charge of the treasurer or of some
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         other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

5. The treasurer shall keep accounts of all moneys of the corporation received or disbursed, and shall deposit all moneys and valuables in the name of and the credit of the corporation in the banks and depositories as the Board of Directors shall designate. Checks against company accounts shall be signed as directed by the Board of Directors.

6. The salaries of all officers shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board. The Board shall also fix the salaries of officer-directors by a majority vote of disinterested directors.


ARTICLE V. TAKING ACTION


1. The shareholders, directors, or executive committee may take actions either by motion or by resolution.

2. Motions are directions and actions affecting the corporation and those involved in its operation. In the case of the shareholders' meetings and the directors' meetings, motions shall be informally paraphrased in the minutes of the meetings.

3. Resolutions are more formal orders usually affecting outsiders. Resolutions are to be reported word for word in the minutes of whichever group's meeting is involved. Names of those voting for and against resolutions shall be reported, unless the vote is unanimous. A copy of resolutions presented for consideration shall be provided by the secretary to be used in reporting the minutes.


ARTICLE VI. FISCAL YEAR


1. The books of the corporation shall be closed on December 31 each year. The books shall be kept on the accrual basis with such modifications as the Board may direct.
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2.          Within 75 days after the fiscal closing, the treasurer shall provide each shareholder with a financial statement for the corporation consisting of a statement of financial conditions and a statement of the results of its operations for the period ending on the closing date.


ARTICLE VII. AMENDMENTS


1. Any of these By-Laws may be amended or repealed by a majority vote of the stockholders at any annual meeting or at any special meeting called for that purpose.


                                                         /s/ Sadie Gonynor
                                                         -----------------
                                                         SADIE GONYNOR
                                                         Corporate Secretary


Adopted: July 7, 1983